EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Codorus Valley Bancorp, Inc. of our report dated January 14, 2000, included in the 1999 Annual Report of Codorus Valley Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3, no. 033-46171, Forms S-8, nos. 333-61851 and 333-09277) of Codorus
Valley Bancorp, Inc. of our report dated January 14, 2000, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                          /s/ Ernst & Young LLP
                                          ----------------------

Harrisburg, Pennsylvania
March 27, 2000